Exhibit 23.2

MADSEN & ASSOCIATES, CPA’s INC.                                                       684 East Vine St, #3

Certified Public Accountants and Business Consultants                            Murray, Utah 84107

Telephone 801-268-2632

Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated April 21, 2006, accompanying the audited financial statements of Great American Family Parks, Inc. and Subsidiary at December 31, 2005 and the related statements of operations, stockholders' equity, and cash flows and for the years ended  December 31, 2005 and 2004 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

January 30, 2007

                                                                             /s/Madsen & Associates, CPA’s Inc.